Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-1, No. 333-209002) of LabStyle Innovations Corp. (“LabStyle”) and in the related Prospectus of our report dated February 8, 2016, with respect to the consolidated financial statements of LabStyle included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
February 8, 2016	A Member of Ernst & Young Global